UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    April 29, 2024
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5800

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 2.02.  Results of Operations and Financial Condition.
On April 29, 2024 Albany International issued a news release reporting first quarter 2024 financial results. The Company will host a webcast to discuss earnings at 9:00 a.m. Eastern Time on Tuesday April 30, 2024. The news release is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is being furnished herewith:
99.1    News release dated April 29, 2024 reporting first-quarter 2024 financial results.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Robert D. Starr

Name:	Robert D. Starr
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: April 29, 2024

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated April 29, 2024 reporting first-quarter 2024 financial results.
104	Inline XBRL cover page.

Exhibit 99.1

Albany International Reports First-Quarter 2024 Results
ROCHESTER, N.H.--(BUSINESS WIRE)--April 29, 2024 — Albany International Corp. (NYSE:AIN) today reported operating results for its first quarter of 2024, which ended March 31, 2024.

"We had another good quarter as our businesses delivered solid results and are executing to their plans," said President and CEO, Gunnar Kleveland. "Revenue of $313 million, was up $44 million or 16.4% over prior year due to the inclusion of Heimbach and sales growth in Engineered Composites.

"In Machine Clothing, North American markets remain strong. For the quarter we experienced lower organic demand due to continued softness in Europe. However, we have seen an improvement in our global order backlog. We also continue to make excellent progress on the integration of Heimbach.

"Engineered Composites is continuing to execute on its long-term strategy of delivering top-line growth. Revenues increased more than 10% over prior year, driven by strength in our commercial programs, including space and other emerging platforms. We continue to see a ramp up in our programs as the year progresses.

"Our Q1 performance was in line with our plan and we are reaffirming our guidance for the year," concluded Kleveland.

For the first quarter ended March 31, 2024:
•Net revenues were $313.3 million, up 16.4%, or 16.6% after adjusting for currency translation, when compared to the prior year. MC's net revenues increased 20.9%, driven by Heimbach net revenues, which was partially offset by lower net revenues in the rest of the segment, driven primarily by weakness in publication globally and in all grades in Europe. AEC's net revenues increased 10.6%, primarily driven by growth on commercial programs, partially offset by lower revenues on defense programs.
•Gross profit of $108.7 million was 9.4% higher than the $99.3 million reported for the same period of 2023; overall gross margin declined by more than 200 basis points, driven by lower margins at Heimbach.
•Selling, General, and Administrative (SG&A) expenses were $54.8 million, compared to $48.5 million in the same period of 2023; the increase was driven primarily by the inclusion of Heimbach.
•Operating income was $39.0 million, compared to $40.5 million in the prior year, the result of higher STG&R at MC and restructuring expenses at AEC.
•Effective tax rate for the quarter was 29.2%, compared to 28.2% for the first quarter of 2023.
•Net income attributable to the Company was $27.3 million ($0.87 per share), compared to $26.9 million ($0.86 per share) in the first quarter of 2023; Adjusted diluted earnings per share (or Adjusted diluted EPS, a non-GAAP measure) was $0.90 per share, compared to $0.91 per share for the same period last year.
•Adjusted EBITDA (a non-GAAP measure) was $65.4 million, compared to $60.4 million in the first quarter of 2023, an increase of 8.3%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

Outlook for Full-Year 2024

The company has reaffirmed its guidance for the full year of 2024 as follows:
•Total company revenue between $1.26 and $1.33 billion
•Effective income tax rate between 29% and 31%
•Capital expenditures in the range of $90 to $95 million
•Adjusted diluted earnings per share between $3.55 and $4.05
•Total company Adjusted EBITDA between $260 to $290 million
•Machine Clothing revenue between $760 to $790 million
•Machine Clothing Adjusted EBITDA between $230 and $250 million
•Albany Engineered Composites revenue between $500 to $540 million, and
•Albany Engineered Composites Adjusted EBITDA between $97 to $107 million.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net revenues	$313,330	$269,096
Cost of goods sold	204,644	169,778

Gross profit	108,686	99,318
Selling, general, and administrative expenses	54,835	48,479
Technical and research expenses	12,665	10,277
Restructuring expenses, net	2,209	20

Operating income	38,977	40,542
Interest expense/(income), net	3,319	3,290
Other (income)/expense, net	(2,982)	(455)

Income before income taxes	38,640	37,707
Income taxes	11,271	10,621

Net income	27,369	27,086
Net income attributable to the noncontrolling interest	78	197
Net income attributable to the Company	$27,291	$26,889

Earnings per share attributable to Company shareholders - Basic	$0.87	$0.86

Earnings per share attributable to Company shareholders - Diluted	$0.87	$0.86

Shares of the Company used in computing earnings per share:
Basic	31,209	31,131

Diluted	31,291	31,217

Dividends declared per Class A share	$0.26	$0.25

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$125,412	$173,420
Accounts receivable, net	305,495	287,781
Contract assets, net	179,223	182,281
Inventories	166,025	169,567
Income taxes prepaid and receivable	11,686	11,043
Prepaid expenses and other current assets	57,331	53,872
Total current assets	$845,172	$877,964

Property, plant and equipment, net	589,970	601,989
Intangibles, net	42,839	44,646
Goodwill	178,704	180,181
Deferred income taxes	24,153	22,941
Noncurrent receivables, net	—	4,392
Other assets	117,342	102,901
Total assets	$1,798,180	$1,835,014

Liabilities and Shareholders' Equity
Accounts payable	$80,778	$87,104
Accrued liabilities	118,181	142,988
Current maturities of long-term debt	4,445	4,218
Income taxes payable	8,586	14,369
Total current liabilities	211,990	248,679

Long-term debt	434,689	452,667
Other noncurrent liabilities	151,121	139,385
Deferred taxes and other liabilities	26,815	26,963
Total liabilities	824,615	867,694

Commitments and Contingencies

Shareholders' Equity:
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	—	—
Class A Common Stock, par value $0.001 per share; authorized 100,000,000 shares; 40,898,219 issued in 2024 and 40,856,910 in 2023	41	41
Additional paid in capital	449,028	448,218
Retained earnings	1,030,111	1,010,942
Accumulated items of other comprehensive income:
Translation adjustments	(137,017)	(124,901)
Pension and postretirement liability adjustments	(16,964)	(17,346)
Derivative valuation adjustment	6,955	9,079
Treasury stock (Class A), at cost; 9,661,845 shares in 2024 and 2023	(364,665)	(364,665)
Total shareholders' equity	967,489	961,368
Noncontrolling interest	6,076	5,952
Total equity	973,565	967,320
Total liabilities and shareholders' equity	$1,798,180	$1,835,014

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$27,369	$27,086
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation	20,556	15,864
Amortization	1,748	1,503
Change in deferred taxes and other liabilities	(675)	(887)
Impairment of property, plant and equipment	49	100
Non-cash interest expense	256	280
Compensation and benefits paid or payable in Class A Common Stock	810	378
Provision for credit losses from uncollected receivables and contract assets	365	309
Foreign currency remeasurement (gain) on intercompany loans	(792)	(1,732)
Fair value adjustment on foreign currency options	280	58

Changes in operating assets and liabilities that provided/(used) cash:
Accounts receivable	(17,061)	(13,702)
Contract assets	2,982	(4,403)
Inventories	1,917	(12,360)
Prepaid expenses and other current assets	(6,525)	(2,191)
Income taxes prepaid and receivable	(721)	(693)
Accounts payable	7,730	5,214
Accrued liabilities	(22,739)	(23,137)
Income taxes payable	(5,466)	(10,996)
Noncurrent receivables	(178)	867
Other noncurrent liabilities	506	7
Other, net	(814)	2,042
Net cash provided by/(used in) operating activities	9,597	(16,393)

Cash flows from investing activities:
Purchases of property, plant and equipment	(26,859)	(16,275)
Purchased software	(21)	—
Net cash used in investing activities	(26,880)	(16,275)

Cash flows from financing activities:
Proceeds from borrowings	43,237	58,000
Principal payments on debt	(60,750)	(6,000)
Taxes paid in lieu of share issuance	(2,446)	(3,136)
Dividends paid	(8,110)	(7,778)
Net cash (used in)/provided by financing activities	(28,069)	41,086

Effect of exchange rate changes on cash and cash equivalents	(2,656)	4,064

(Decrease)/increase in cash and cash equivalents	(48,008)	12,482
Cash and cash equivalents at beginning of period	173,420	291,776
Cash and cash equivalents at end of period	$125,412	$304,258

The following table presents the reconciliation of Net revenues to net revenues excluding the effect of changes in currency translation rates, a non-GAAP measure:

(in thousands, except percentages)	Net revenues as reported, Q1 2024	(Decrease)/ increase due to changes in currency translation rates	Q1 2024 revenues on same basis as Q1 2023 currency translation rates	Net revenues as reported, Q1 2023	% Change compared to Q1 2023, excluding currency rate effects
Machine Clothing	$185,217	$(598)	$185,815	$153,222	21.3%
Albany Engineered Composites	128,113	221	127,892	115,874	10.4%
Consolidated total	$313,330	$(377)	$313,707	$269,096	16.6%

The following table presents Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q1 2024	Gross profit margin, Q1 2024	Gross profit, Q1 2023	Gross profit margin, Q1 2023
Machine Clothing	$84,655	45.7%	$77,855	50.8%
Albany Engineered Composites	24,031	18.8%	21,463	18.5%
Consolidated total	$108,686	34.7%	$99,318	36.9%

A reconciliation from Net income/(loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended March 31, 2024
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$48,110	$9,188	$(29,929)	$27,369
Interest expense/(income), net	—	—	3,319	3,319
Income tax expense	—	—	11,271	11,271
Depreciation and amortization expense	8,101	13,059	1,144	22,304
EBITDA (non-GAAP)	56,211	22,247	(14,195)	64,263
Restructuring expenses, net	21	2,188	—	2,209
Foreign currency revaluation (gains)/losses (a)	(1,410)	280	(1,296)	(2,426)
Other transition expenses	—	—	125	125
Acquisition/integration costs	713	182	426	1,321
Pre-tax (income) attributable to noncontrolling interest	(11)	(105)	—	(116)
Adjusted EBITDA (non-GAAP)	$55,524	$24,792	$(14,940)	$65,376
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	30.0%	19.4%	—	20.9%

Three months ended March 31, 2023
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$48,964	$9,418	$(31,296)	$27,086
Interest expense/(income), net	—	—	3,290	3,290
Income tax benefit	—	—	10,621	10,621
Depreciation and amortization expense	4,775	11,664	928	17,367
EBITDA (non-GAAP)	53,739	21,082	(16,457)	58,364
Restructuring expenses, net	20	—	—	20
Foreign currency revaluation (gains)/losses (a)	1,960	(133)	60	1,887
Acquisition/integration costs	—	269	—	269
Pre-tax (income) attributable to noncontrolling interest	—	(189)	—	(189)
Adjusted EBITDA (non-GAAP)	$55,719	$21,029	$(16,397)	$60,351
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	36.4%	18.1%	—	22.4%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended March 31, 2024 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$2,209	$583	$1,626	$0.05
Foreign currency revaluation (gains)/losses (a)	(2,426)	(728)	(1,698)	(0.05)
Other transition expenses	125	31	94	0.00
Acquisition/integration costs	1,321	386	935	0.03

Three months ended March 31, 2023 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$20	$4	$16	$0.00
Foreign currency revaluation (gains)/losses (a)	1,887	553	1,334	0.04
Acquisition/integration costs	269	77	192	0.01

The following table provides a reconciliation of Diluted Earnings per share to Adjusted Diluted Earnings per share:

	Three months ended March 31,
Per share amounts (Diluted)	2024	2023
Diluted Earnings per share (GAAP)	$0.87	$0.86
Adjustments, after tax:
Restructuring expenses, net	0.05	—
Foreign currency revaluation (gains)/losses (a)	(0.05)	0.04
Acquisition/integration costs	0.03	0.01
Adjusted Diluted Earnings per share (non-GAAP)	$0.90	$0.91

The calculations of net debt are as follows:

(in thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Current maturities of long-term debt	$4,445	$4,218	$—
Long-term debt	434,689	452,667	491,000
Total debt	439,134	456,885	491,000
Cash and cash equivalents	125,412	173,420	304,258
Net debt (non-GAAP)	$313,722	$283,465	$186,742

The calculation of net leverage ratio as of March 31, 2024 is as follows:

Total Company
	Twelve months ended	Three months ended		Trailing twelve months ended
(in thousands)	December 31, 2023	March 31, 2023	March 31, 2024	March 31, 2024 (non-GAAP) (b)
Net income/(loss) (GAAP)	$111,610	$27,086	$27,369	$111,893
Interest expense/(income), net	13,601	3,290	3,319	13,630
Income tax expense	48,846	10,621	11,271	49,496
Depreciation and amortization expense	76,733	17,367	22,304	81,670
EBITDA (non-GAAP)	250,790	58,364	64,263	256,689
Restructuring expenses, net	282	20	2,209	2,471
Foreign currency revaluation (gains)/losses (a)	1,296	1,887	(2,426)	(3,017)
CEO and other transition expenses	2,719	—	125	2,844
Inventory step-up impacting Cost of goods sold	5,480	—	—	5,480
Acquisition/integration costs	5,194	269	1,321	6,246
Pre-tax (income) attributable to noncontrolling interest	(665)	(189)	(116)	(592)
Adjusted EBITDA (non-GAAP)	$265,096	$60,351	$65,376	$270,121

(in thousands, except for net leverage ratio)	March 31, 2024
Net debt (non-GAAP)	$313,722
Trailing twelve months Adjusted EBITDA (non-GAAP)	270,121
Net leverage ratio (non-GAAP)	1.16

(a) Foreign currency revaluation (gains)/losses represent unrealized gains and losses arising from the remeasurement of monetary assets and liabilities denominated in non-functional currencies on the balance sheet date.

(b) Calculated as amounts incurred during the twelve months ended December 31, 2023, less those incurred during the three months ended March 31, 2023, plus those incurred during the three months ended March 31, 2024.

The tables below provide a reconciliation of forecasted full-year 2024 Adjusted EBITDA and Adjusted Diluted EPS (non-GAAP measures) to the comparable GAAP measures.

Forecast of Full Year 2024 Adjusted EBITDA	Machine Clothing		AEC
(in millions)	Low	High	Low	High
Net income attributable to the Company (GAAP) (c)	$198	$213	$45	$50
Income attributable to the noncontrolling interest	—	—	(1)	(1)
Interest expense/(income), net	—	—	—	—
Income tax expense	—	—	—	—
Depreciation and amortization	30	35	50	55
EBITDA (non-GAAP)	228	248	94	104
Restructuring expenses, net (d)	—	—	2	2
Foreign currency revaluation (gains)/losses (d)	1	1	—	—
Acquisition/integration costs (d)	1	1	—	—
Pre-tax (income)/loss attributable to non-controlling interest	—	—	1	1
Adjusted EBITDA (non-GAAP)	$230	$250	$97	$107
(c) Interest, Other income/expense and Income taxes are not allocated to the business segments

Forecast of Full Year 2024 Adjusted EBITDA	Total Company
(in millions)	Low	High
Net income attributable to the Company (GAAP)	$110	$125
Income attributable to the noncontrolling interest	(1)	(1)
Interest expense/(income), net	17	18
Income tax expense	44	48
Depreciation and amortization	85	95
EBITDA (non-GAAP)	255	285
Restructuring expenses, net (d)	2	2
Foreign currency revaluation (gains)/losses (d)	1	1
Acquisition/integration costs (d)	1	1
Pre-tax (income)/loss attributable to non-controlling interest	1	1
Adjusted EBITDA (non-GAAP)	$260	$290

	Total Company
Forecast of Full Year 2024 Earnings per share (diluted) (e)	Low	High
Net income attributable to the Company (GAAP)	$3.52	$4.02
Restructuring expenses, net (d)	0.05	0.05
Foreign currency revaluation (gains)/losses (d)	(0.05)	(0.05)
Acquisition/integration costs (d)	0.03	0.03
Adjusted Diluted Earnings per share (non-GAAP)	$3.55	$4.05

(d) Due to the uncertainty of these items, we are unable to forecast these items for 2024
(e) Calculations based on weighted average shares outstanding estimate of approximately 31.2 million

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses. Machine Clothing is the world’s leading producer of custom-designed, consumable belts essential for the manufacture of paper, paperboard, tissue and towel, pulp, non-wovens and a variety of other industrial applications. Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms. Albany International is headquartered in Rochester, New Hampshire, operates 32 plants in 14 countries, employs approximately 5,600 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, that should not be considered in isolation or as a substitute for the related GAAP measures. Such non-GAAP measures include net revenues and percent change in net revenues, excluding the impact of currency translation effects; EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin; Net debt; Net leverage ratio; and Adjusted diluted earnings per share (or Adjusted Diluted EPS). Management believes that these non-GAAP measures provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net revenues and change in Net revenues, after currency effects are excluded, provides management and investors insight into underlying revenues trends. Net revenues, or percent changes in net revenues, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA (calculated as net income excluding interest, income taxes, depreciation and amortization), Adjusted EBITDA, and Adjusted Diluted EPS are performance measures that relate to the Company’s continuing operations. The Company defines Adjusted EBITDA as EBITDA excluding costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance. Such excluded costs or benefits do not consist of normal, recurring cash items necessary to generate revenues or operate our business. Adjusted EBITDA margin represents Adjusted EBITDA expressed as a percentage of net revenues.

The Company defines Adjusted Diluted EPS as diluted earnings per share (GAAP), adjusted by the after tax per share amount of costs or benefits not reflective of the Company’s ongoing or expected future operational performance. The income tax effects are calculated using the applicable statutory income tax rate of the jurisdictions where such costs or benefits were incurred or the effective tax rate applicable to total company results.

The Company’s Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Diluted EPS may not be comparable to similarly titled measures of other companies.

Net debt aids investors in understanding the Company’s debt position if all available cash were applied to pay down indebtedness.

Net leverage ratio informs the investors of the Company's financial leverage at the end of the reporting period, providing an indicator of the Company's ability to repay its debt.

We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic conditions, including inflationary cost pressures, as well as global events, which include but are not limited to geopolitical events; paper-industry trends and conditions during the current year and in future years; expectations in the current period and in future periods of revenues, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net revenues), Adjusted Diluted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the revenues growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Contacts
JC Chetnani
603-330-5851
jc.chetnani@albint.com